UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

PROLOR BIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52691	20-0854033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Golda Meir Street Weizmann Science Park Nes-Ziona, Israel 74140
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (866) 644-7811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

PROLOR Biotech, Inc., a Nevada corporation (the “Company”), failed to provide NYSE Amex Equities LLC (the “Exchange”) with timely notification of the record date for the Company’s upcoming 2012 Annual Meeting of Stockholders scheduled for June 5, 2012 (the “Annual Meeting”).

On April 19, 2012, the Company received a letter from the Exchange (the “Letter”), indicating that that the Company failed to comply with Section 703 of the Exchange’s Company Guide, which Section, among other things, requires that a listed company provide the Exchange with written notice of the establishment of a record date at least ten days in advance of such record date. The Letter provides that such letter constitutes a warning letter issued to the Company pursuant to Section 1009(a)(i) of the Exchange’s Company Guide. A summary of the Letter follows.

As set forth in the Letter, the Exchange understands that the Company established a record date of April 12, 2012 for its Annual Meeting, and the Exchange concluded that the requisite prior notice to the Exchange was not provided. Further, the Letter provides that the in determining to issue a warning letter and not initiate the delisting of the Company’s securities, the Exchange took into consideration, among other things, that this is the first time that the Company has failed to satisfy the notice requirements of Section 703 of the Exchange’s Company Guide.

The Company confirms April 12, 2012 as the record date for the Annual Meeting.

Item 7.01 Regulation FD Disclosure.

On April 20, 2012, the Company issued a press release in respect of the matters disclosed in Item 3.01 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

prolor biotech, inc.

Date: April 20, 2012	By:	/s/ Shai Novik
Shai Novik President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 20, 2012